Exhibit 99.1

Wave Life Sciences Prices $150 Million Public Offering of Ordinary Shares

CAMBRIDGE, Mass., January 24, 2019 – Wave Life Sciences Ltd. (Nasdaq: WVE), a genetic medicines company focused on delivering transformational therapies for patients with serious, genetically-defined diseases, announced today the pricing of its previously announced underwritten public offering of 3,950,000 of its ordinary shares at a price to the public of $38.00 per ordinary share. Gross proceeds to Wave Life Sciences from the offering are expected to be approximately $150 million, before deducting underwriting discounts and commissions and offering expenses. All of the ordinary shares in the offering are being sold by Wave Life Sciences. In addition, Wave Life Sciences has granted the underwriters a 30-day option to purchase up to an additional 592,500 of its ordinary shares on the same terms and conditions. The offering is expected to close on or about January 28, 2019, subject to customary closing conditions.

Jefferies, SVB Leerink and Mizuho Securities are acting as joint book-running managers for the offering. SunTrust Robinson Humphrey and H.C. Wainwright & Co. are acting as co-managers.

The offering is being made only by means of a prospectus and related prospectus supplement forming part of a shelf registration statement on Form S-3 that was previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on February 6, 2017. The preliminary prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC on January 23, 2019. The final prospectus supplement and the accompanying prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov, copies of which may be obtained, when available, from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone: (212) 336-7460, or by e-mail: Prospectus_Department@Jefferies.com; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone: (800) 808-7525, ext. 6132, or by e-mail: syndicate@leerink.com; or from Mizuho Securities USA LLC, Attn: Equity Capital Markets, 320 Park Avenue, 12th Floor, New York, NY 10022-6815, by telephone (212) 205-7600, or by email: US-ECM@mizuhogroup.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Wave Life Sciences

Wave Life Sciences is a genetic medicines company focused on delivering transformational therapies for patients with serious, genetically-defined diseases. Its chemistry platform enables the creation of highly specific, well characterized oligonucleotides designed to deliver superior efficacy and safety across multiple therapeutic modalities. The company’s pipeline is initially focused on neurological disorders and extends across several other therapeutic areas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding the completion of the proposed public offering. These statements are subject to various risks and uncertainties, actual results could differ materially from those projected and Wave cautions investors not to place undue reliance on the forward-looking statements in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that Wave will be able to complete the public offering on the anticipated terms, or at all. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in Wave’s preliminary prospectus supplement related to the proposed offering filed with the Securities and Exchange Commission (SEC) on January 23, 2019 and Wave’s most recent Annual Report on Form 10-K filed with the SEC, as amended, and in other filings Wave makes with the SEC from time to time. Wave undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Investor Contact:

Graham Morrell

781-686-9600

gmorrell@wavelifesci.com

Media Contact:

José Juves

617-949-4708

jjuves@wavelifesci.com